                                                                       Exhibit 8

                         REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT, dated as of this 8th day of June 2000 (the "Agreement"), is made and entered into by and between eLOT, Inc., a Virginia corporation ("Parent"), and PlasmaNet, Inc., a Delaware corporation ("Seller").

                                    Recitals

         WHEREAS, Parent, Buyer and Seller are parties to an Asset Purchase Agreement, dated as of May 31, 2000 (the "Asset Purchase Agreement"); and

         WHEREAS, the execution and delivery of this Agreement by Parent is a condition to Seller's obligations to effect the closing under the Asset Purchase Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the agreements and representations contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         1.1 Terms Defined in Asset Purchase Agreement. Capitalized terms used in this Agreement without definition shall have the respective meanings assigned to such terms in the Asset Purchase Agreement.

         1.2 Definition of Terms. For purposes of this Agreement, the following terms shall have the following meanings:

         "Agreement" has the meaning specified in the first paragraph of this Agreement.

         "Asset Purchase Agreement" has the meaning specified in the Recitals to this Agreement.

         "Buyer" means eLOTTONET, Inc., a Delaware corporation.

         "Parent" has the meaning specified in the first paragraph of this Agreement.

         "Piggyback Notice" has the meaning specified in Section 2.1(a).

         "Piggyback Registration" has the meaning specified in Section 2.1(a).

     "Registrable Securities" means shares of Parent Common Stock issued to Seller as Purchase Shares, Initial Shares (as defined in the Strategic Cooperation Agreement) or Subsequent Shares (as defined in the Strategic Cooperation Agreement) excluding such shares to the extent they have been sold or otherwise transferred by Seller or are eligible for sale under Rule 144 under the Securities Act without volume or manner of sale restrictions.

     "Securities Act" has the meaning specified in Section 2.1(a).

     "Seller" has the meaning specified in the first paragraph of this Agreement.

     "Shelf Registration" has the meaning specified in Section 2.2(a).

     "Strategic Cooperation Agreement" means the Strategic Cooperation Agreement of even date herewith among Parent, Buyer and Seller.


                                   ARTICLE II

                              REGISTRATION RIGHTS

     2.1  Piggyback Registrations.

          (a) Right to Piggyback on Registrations. Whenever Parent proposes to register any Parent Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), in an underwritten offering, Parent will give prompt written notice (a "Piggyback Notice") to Seller and, subject to the limitations contained in this Section 2.1(a) and Section 2.1(b), will include all Registrable Securities with respect to which Parent has received written request from Seller for inclusion therein within ten (10) business days after the receipt of the Piggyback Notice (a "Piggyback Registration"). The right of Seller to include its Registrable Securities in a Piggyback Registration pursuant to this Section 2.1(a) shall be conditioned upon Seller's participation in such underwriting and the inclusion of Seller's Registrable Securities in such underwriting as provided herein. Seller shall, as a condition to its participation in such underwritten offering, enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected by Parent for such underwriting. If Seller disapproves of the terms of any such underwriting, Seller may elect to withdraw therefrom by written notice to Parent and the managing underwriter, delivered at least five
(5) business days prior to the effective date of the registration statement.

          (b) Priority on Registrations. If the managing underwriters advise Parent in writing that in their opinion the number of securities requested to be included in a Piggyback Registration exceeds the number (if any) which can be sold in such offering without adversely affecting the marketability of the offering, Parent will include in such registration (i) first, the maximum number of securities Parent proposes to sell which, in the opinion of such underwriters, can be sold without adversely affecting the marketability of the offering, and (ii) second, the maximum number of Registrable Securities being registered by Seller which, on any pro rata basis with other selling securityholders in such Piggyback Registration, in the opinion of such underwriters, can be sold without adversely affecting the marketability of the offering.

          (c) No Obligation to Effect a Piggyback Registration. Parent shall be entitled to withdraw a Piggyback Registration at any time in its sole direction, and nothing in this Agreement shall require Parent to effect a Piggyback Registration.

     2.2  Shelf Registration.

     (a) Parent shall file a "shelf" registration statement with respect to the resale by Seller of all Registrable Securities on any appropriate form pursuant to Rule 415 under the Securities Act (the "Shelf Registration") as promptly as practicable after the date hereof (but in no event beyond thirty (30) days from the date hereof) and shall use its best efforts to have such Shelf Registration declared effective as soon as practicable thereafter and take all other actions reasonably necessary in order to permit public resale by Seller of the Registrable Securities on a continuous basis. An offering of Registrable Securities pursuant to the Shelf Registration may not be effected in the form of an underwritten offering.

     (b) The Company shall use all reasonable commercial efforts, in light of the circumstances, to keep the Shelf Registration continuously effective for a period of one (1) year following the last date upon which Subsequent Shares (as defined in the Strategic Cooperation Agreement) are issued to Seller or such shorter period that will terminate when all the Registrable Securities covered by the Shelf Registration have been sold pursuant to the terms of the Shelf Registration or may be sold pursuant to Rule 144(k) under the Securities Act.

     (c) Parent shall notify Seller promptly (i) when the registration statement has become effective with respect to the Shelf Registration and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance of any stop order suspending the effectiveness of the Shelf Registration or the initiation of any proceedings for that purpose, and (iii) of the happening of any event during the period the registration statement with respect to the Shelf Registration is effective as a result of which such registration statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statement therein not misleading.

     (d) Parent may delay effecting or causing to be effected a supplement or post-effective amendment to the registration statement with respect to the Shelf Registration or the related prospectus for any valid business purpose, for a period not to exceed 60 days in any 365-day period; provided that Parent shall notify Seller in writing of its intention to effect such delay, the valid business purpose of such delay (it being understood by Seller that the information creating the predicate for such valid business purpose may constitute material and non-public information which will subject Seller to restrictions on trading in Parent's securities under federal and state securities laws until such time as such information has been made publicly available) and of the date of which such supplement or post-effective amendment has been filed or declared effective, as the case may be.

     (e) Parent may require Seller to furnish to Parent such information regarding the proposed distribution by Seller of such Registrable Securities as Parent may from time to time reasonably request in writing. Seller agrees to furnish promptly to Parent all information required to be disclosed in order to make the information previously furnished to Parent by Seller not materially misleading.

     (f) Seller agrees that, upon receipt of any notice from Parent of the happening of any event described in Section 2.2(c)(iv) or 2.2(d) hereof, Seller will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement with respect to the Shelf Registration until Seller receives copies of a supplemented or amended prospectus or is otherwise advised by Parent that disposition of Registrable Securities may resume.

     2.3 Registration Expenses. All expenses of Parent incurred in connection with the registration, filing or qualification of Registrable Securities hereunder, including, without limitation, all registration, filing and qualification fees, printing and accounting fees, listing fees and expenses, fees and expenses of compliance with securities or blue sky laws, fees and disbursements of counsel for Parent, shall be borne by Parent. Seller shall be responsible for its own expenses (including underwriting discounts and commissions) in connection any Piggyback Registration or Shelf Registration.

     2.4  Indemnification.

          (a) Parent agrees to indemnify Seller, its officers and directors and each person who controls Seller (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by (i) any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation by Parent of any federal or state securities laws or rules, except in each such case insofar as the same are caused by or contained in any information furnished in writing to such Parent or any underwriter by Seller or any underwriter expressly for use in a registration statement (it being agreed that the information that has been supplied by any underwriter for use in a registration statement shall be determined by reference to the indemnification provisions of the underwriting agreement applicable to such registration).

          (b) Seller will furnish to Parent in writing such information as Parent reasonably requests for inclusion in any such registration statement or prospectus and will indemnify Parent, each other selling securityholder, each underwriter, if any, their respective directors and officers and each person who controls Parent or any such other selling securityholder or underwriter (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from (i) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission was contained in any information so furnished in writing by Seller or (ii) any other violation by Seller of any Federal or state securities laws in connection with sales under such registration statement.

          (c) Any person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. The failure to give timely notice will not relieve the receiving party of any obligation unless such delay unduly prejudices such party's ability to defend such claim. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling person of such indemnified party and will survive the transfer of securities after the completion of the applicable offering.

          (e) If the indemnification provided for in this Section 2.4 is unavailable to a party entitled to indemnification in respect of any losses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the aggregate losses as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that, in any such case: (1) Seller shall not be required to contribute any amount in excess of the public offering price of all Registrable Securities offered and sold by Seller pursuant to such registration statement; and (2) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                  ARTICLE III

                                 MISCELLANEOUS

          3.1 Entire Agreement; Waivers. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

          3.2 Successors and Assigns. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective permitted successors and assigns.

          3.3 Effect of Headings. The subject headings of the paragraphs and subparagraphs of this Agreement are included for purposes of convenience only, and shall not affect the construction of any of its provisions.

          3.4  Notices.

          (a) A notice required or permitted to be given by one party to another under this Agreement must be in writing and is treated as being duly given if it is: (i) sent by air courier to that other party's address; (ii) delivered personally or by commercial delivery service to that other party's address; (iii) mailed by registered or certified mail (return receipt requested) to that other party's address; or (iv) sent by facsimile to the other party (with printed acknowledgment of completed transmission).

          (b) A notice given to a party in accordance with Section 3.4(a) is treated as having been duty given and received: (i) when delivered (if left at that party's address or delivered personally or by commercial delivery service to that other party's address); (ii) two (2) business days after delivery to the courier (if set by air courier); or (iii) on the business day of receipt of the transmission (if given by facsimile and sent to the facsimile receiver number of that party with printed acknowledgment of completed transmission).

       To Parent:           eLOT, Inc.
                            301 Merritt 7 Corporate Park
                            Norwalk, CT 06851
                            Attention:    Robert Daum
                                          Barbara Anderson, Esq.

                            Fax: (203) 840-8639

       With copies to:      Cahill Gordon & Reindel
                            80 Pine Street
                            New York, NY 10005
                            Attention:    Richard E. Farley, Esq.
                            Fax: (212) 269-5420

       To Seller:           Plasmanet, Inc.
                            420 Lexington Avenue
                            Suite 2435
                            New York, NY 10170
                            Attention:    Kevin Aronin
                                          Edward Curtin, Esq.
                            Fax: (212) 931-6761

Any party may change its address for purposes of this paragraph by giving notice of the new address to each of the other parties in the manner set forth above.

       3.5 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction without regard to the conflicts of laws provisions thereof. Each of the parties agrees to personal jurisdiction in any action brought in any court, Federal or State, within the State of New York having subject matter jurisdiction over matters arising under this Agreement. Any suit, action or proceeding arising out of or relating to this Agreement shall only be instituted in a Federal or State court located in the State of New York. Each party waives any objection which it may have now or hereafter to the laying of the venue of such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

     3.6 Waiver of Jury Trial. Each party hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the parties in negotiations, administration, performance and enforcement thereof.

     3.7 Parties in Interest. Except as specifically provided in Section 2.4, nothing in this Agreement, express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective and permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action against any party to this Agreement.

     3.8 Severability. Should any provision of this Agreement be determined to be invalid, it shall be severed from this Agreement and the remaining provisions shall remain in full force and effect.

     3.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     3.10 Attorneys' Fees. Should it become necessary for any party to this Agreement to employ an attorney (i) to assert any right or enforce any obligation under this Agreement or (ii) to defend against any action brought by another party which action arises out of this Agreement, then the prevailing party shall be entitled to recover reasonable attorneys' fees from the nonprevailing party.

     3.11 Assignment. Seller shall not assign this Agreement without first obtaining the written consent of Parent. Parent shall not assign its rights hereunder without the consent of Seller.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          eLOT, INC.

                                          By: /s/ Robert Daum
                                             ------------------------------
                                          Name: Robert Daum
                                          Title: EVP


                                          PLASMANET, INC.


                                          By: /s/ Edward R. Curtin
                                             ------------------------------
                                          Name: Edward R. Curtin
                                          Title: Sr. Vice President &
                                                 General Counsel

SCHEDULE 5(c)                                                        page 1 of 3

ELOT TRANSACTIONS FROM 05/22/2001 TO 06/13/2001
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
Date                Action             Quantity            Symbol        Description            Price          Amount         Comm
------------------------------------------------------------------------------------------------------------------------------------
06/12/2001          Sell               300.0000           ELOT          ELOT INC              $0.58000         $144.04        $29.95
06/12/2001          Sell              1100.0000           ELOT          ELOT INC              $0.58000         $618.83        $19.14
06/12/2001          Sell              3000.0000           ELOT          ELOT INC              $0.57000        $1658.64        $51.30
06/12/2001          Sell              2000.0000           ELOT          ELOT INC              $0.57000        $1105.76        $34.20
06/12/2001          Sell               900.0000           ELOT          ELOT INC              $0.58000         $506.32        $15.66
06/11/2001          Sell              4000.0000           ELOT          ELOT INC              $0.68000        $2638.30        $81.60
06/11/2001          Sell              1800.0000           ELOT          ELOT INC              $0.72000        $1257.07        $38.88
06/11/2001          Sell               100.0000           ELOT          ELOT INC              $0.72000          $69.83         $2.16
06/11/2001          Sell              1000.0000           ELOT          ELOT INC              $0.68000         $659.57        $20.40
06/11/2001          Sell              1000.0000           ELOT          ELOT INC              $0.72000         $698.37        $21.60
06/11/2001          Sell              6200.0000           ELOT          ELOT INC              $0.72000        $4329.93       $133.92
06/11/2001          Sell               100.0000           ELOT          ELOT INC              $0.72000          $69.83         $2.16

ELOT TRANSACTIONS FROM 03/22/2001 TO 05/22/2001
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                                                                     page 2 of 3

--------------------------------------------------------------------------------------------------------------

Date           Action         Quantity       Symbol    Description            Price       Amount        Comm
--------------------------------------------------------------------------------------------------------------
05/18/2001     Sell          5000.0000        ELOT     ELOT INC             $0.40000     $1939.93      $60.00
05/18/2001     Sell           300.0000        ELOT     ELOT INC             $0.41000      $119.30       $3.69
05/18/2001     Sell          3900.0000        ELOT     ELOT INC             $0.40000     $1513.14      $46.80
05/18/2001     Sell          1000.0000        ELOT     ELOT INC             $0.40000      $387.98      $12.00
05/18/2001     Sell          1000.0000        ELOT     ELOT INC             $0.41000      $397.68      $12.30
05/18/2001     Sell           100.0000        ELOT     ELOT INC             $0.40000       $38.79       $1.20
05/18/2001     Sell          4000.0000        ELOT     ELOT INC             $0.41000     $1590.74      $49.20
05/11/2001     Sell           500.0000        ELOT     ELOT INC             $0.33000      $160.04       $4.95
05/11/2001     Sell           100.0000        ELOT     ELOT INC             $0.33000       $32.00       $0.99
05/11/2001     Sell          2000.0000        ELOT     ELOT INC             $0.33000      $640.17      $19.80
05/11/2001     Sell          5000.0000        ELOT     ELOT INC             $0.33000     $1600.44      $49.50
05/11/2001     Sell          5700.0000        ELOT     ELOT INC             $0.33000     $1824.50      $56.43
05/11/2001     Sell          5000.0000        ELOT     ELOT INC             $0.33000     $1600.44      $49.50
05/11/2001     Sell           500.0000        ELOT     ELOT INC             $0.33000      $160.04       $4.95
05/11/2001     Sell          1000.0000        ELOT     ELOT INC             $0.33000      $320.08       $9.90
05/11/2001     Sell          9200.0000        ELOT     ELOT INC             $0.33000     $2944.81      $91.08
05/11/2001     Sell           500.0000        ELOT     ELOT INC             $0.33000      $160.04       $4.95
05/11/2001     Sell         18000.0000        ELOT     ELOT INC             $0.33000     $5761.60     $178.20
05/11/2001     Sell           500.0000        ELOT     ELOT INC             $0.33000      $160.04       $4.95
05/11/2001     Sell           500.0000        ELOT     ELOT INC             $0.33000      $160.04       $4.95
05/11/2001     Sell          5000.0000        ELOT     ELOT INC             $0.33000     $1600.44      $49.50
05/11/2001     Sell          1000.0000        ELOT     ELOT INC             $0.33000      $320.08       $9.90
05/11/2001     Sell          3000.0000        ELOT     ELOT INC             $0.33000      $960.28      $29.70
05/11/2001     Sell          2500.0000        ELOT     ELOT INC             $0.33000      $800.22      $24.75
05/11/2001     Sell           500.0000        ELOT     ELOT INC             $0.33000      $160.04       $4.95
05/11/2001     Sell           500.0000        ELOT     ELOT INC             $0.33000      $160.04       $4.95
05/11/2001     Sell           100.0000        ELOT     ELOT INC             $0.33000       $32.00       $0.99
05/11/2001     Sell           500.0000        ELOT     ELOT INC             $0.33000      $160.04       $4.95
05/11/2001     Sell           100.0000        ELOT     ELOT INC             $0.33000       $32.00       $0.99
05/11/2001     Sell          2000.0000        ELOT     ELOT INC             $0.33000      $640.17      $19.80
05/11/2001     Sell          5000.0000        ELOT     ELOT INC             $0.33000     $1600.44      $49.50


1 of 2

05/11/2001   Sell    5000.0000   ELOT   ELOT INC            $0.33000   $1600.44    $ 49.50
05/11/2001   Sell   13400.0000   ELOT   ELOT INC            $0.33000   $4289.19    $132.66
05/11/2001   Sell    2900.0000   ELOT   ELOT INC            $0.33000   $ 928.25    $ 28.71
05/11/2001   Sell    5000.0000   ELOT   ELOT INC            $0.33000   $1600.44    $ 49.50
05/11/2001   Sell    5000.0000   ELOT   ELOT INC            $0.33000   $1600.44    $ 49.50
04/18/2001   Sell     500.0000   ELOT   ELOT INC            $0.23000   $ 111.68    $  3.31
04/18/2001   Sell    4500.0000   ELOT   ELOT INC            $0.22000   $ 960.12    $ 29.84
04/05/2001   Sell    9000.0000   ELOT   ELOT INC            $0.09370   $ 813.32    $ 29.95

                              SCHEDULE 5(c) Pg 3/3